UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 16, 2005

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 16, 2005, Thomas D. Willardson accepted the terms of Cost Plus, Inc.’s (the “Company”) Offer Letter (the “Offer Letter”) pursuant to which Mr. Willardson will be employed as Executive Vice President and Chief Financial Officer of the Company.

The Offer Letter provides for at-will employment, with an initial base salary of $31,250 per month. Mr. Willardson is also eligible to participate in the Company’s Cash Plus Bonus Program for fiscal year 2006, under which his target bonus is 50% of his fiscal year earned salary, based on the achievement of corporate financial and individual goals. Mr. Willardson will additionally be granted an option on the commencement of his employment to purchase 100,000 shares of common stock under the Company’s 2004 Stock Plan, contingent upon approval by the Board of Directors.

Mr. Willardson will receive an Employment Severance Agreement, subject to approval by the Board of Directors, which provides for twelve month severance pay in the event of his involuntary termination other than for cause, and eighteen months severance pay in the event of involuntary termination pursuant to a change in control. Mr. Willardson will also be entitled to participate in the Company’s health, life and disability insurance plans effective on the first of the month following 30 days of continuous employment and the Company’s 401(k) plan after one year of continuous employment.

In addition, Mr. Willardson will be entitled to reimbursement of certain relocation expenses in connection with his move to the San Francisco Bay Area, including temporary housing at the new location, and the real estate commission on the sale of Mr. Willardson’s home, not to exceed 6%. In the event that Mr. Willardson voluntarily resigns prior to the first anniversary of his employment, the Offer Letter provides that Mr. Willardson reimburse the Company for all such relocation expenses.

See Item 5.02 of this Report on Form 8-K for further information regarding Mr. Willardson.

On December 19, 2005, Cost Plus, Inc. issued a press release announcing its decision to hire Mr. Willardson as its Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Thomas D. Willardson intends to resign his positions as director and Chairman of the Audit Committee upon the commencement of his position as Executive Vice President and Chief Financial Officer of the Company.

(c)(1) Mr. Willardson has been appointed Executive Vice President and Chief Financial Officer of the Company effective December 16, 2005 and is expected to begin his position as such in February 2006. At that time, he will concurrently resign from his positions as a director and Chairman of the Audit Committee.

(c)(2) Mr. Willardson, who is 54, has served as Chief Financial Officer of WebSideStory, Inc., a leading provider of on-demand digital marketing applications, since April 2004. He is expected to leave his current position with WebSideStory, Inc. in connection with his employment with the Company. From August 2003 until April 2004 he served as Chief Financial Officer of Archimedes Technology Group Holdings, LLC, a privately held technology development company. From March 2002 until August 2003, Mr. Willardson was an independent financial consultant. From June 1998 to March 2002, Mr. Willardson was the Senior Vice President, Finance and Treasurer of Leap Wireless International, Inc., a wireless communications carrier.

(c)(3) The information set forth in Item 1.01 of this Report on Form 8-K regarding the material terms of Mr. Willardson’s employment is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press Release of Cost Plus, Inc., dated December 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Chris M. Miller
Chris M. Miller Vice President, Controller and Interim Principal Accounting Officer

Dated: December 19, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Cost Plus, Inc., dated December 19, 2005